UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2017

G&K Services, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-4063	41-0449530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 912-5500

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported, on August 16, 2016, G&K Services, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cintas Corporation (“Cintas”), and Bravo Merger Sub, Inc., a wholly owned subsidiary of Cintas (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Cintas. As disclosed at that time, the Merger is subject to the satisfaction or waiver of certain conditions, including, without limitation, the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the requisite approval from the Competition Bureau of Canada (the “CCB”) pursuant to the Canada Competition Act (the “Competition Act”) being obtained.

On March 14, 2017, the Company received unconditional clearance from the Federal Trade Commission under the HSR Act to proceed with the Merger.

On March 16, 2017, the Company received the requisite approval from the CCB pursuant to the Competition Act.

The Company expects the consummation of the Merger to occur no later than March 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G&K SERVICES, INC.
(Registrant)

Date: March 17, 2017	By:	/s/ Jeffrey L. Cotter
	Name:	Jeffrey L. Cotter
	Title:	General Counsel and Corporate Secretary

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